EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust VIII (the “Trust”) (File Nos. 33-37972 and 811-5262), of my opinion dated February 27, 2013, appearing in Post-Effective Amendment No. 37 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2013.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 26, 2015